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                                                                EXHIBIT 23(B)(1)

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Norwest Financial, Inc.:

    We consent to incorporation by reference in the Registration Statement on Form S-3 of Norwest Financial, Inc. of our report dated January 18, 2000, relating to the consolidated balance sheet of Norwest Financial, Inc. and subsidiaries as of December 31, 1999, and the related consolidated statements of income, comprehensive income, cash flows and stockholder's equity for the year then ended and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

Minneapolis, Minnesota
March 21, 2000